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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2006

Comarco, Inc.

(Exact name of registrant as specified in its charter)

California	000-05449	95-2088894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Cromwell, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 599-7400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On January 22, 2006, Comarco, Inc. (“Comarco,” “Registrant,” or the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) to sell its 18 percent minority interest in SwissQual AG (“SwissQual”) to a wholly-owned subsidiary of Spirent plc, a communications technology company based in the United Kingdom (“Spirent”). The purchase agreement contains certain representations and warranties of the shareholders of SwissQual. The shareholders of SwissQual, including Comarco, have agreed to indemnify Spirent for breaches of representations, warranties, and covenants. The description of the Purchase Agreement contained herein is qualified in its entirety by reference to a copy of the Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

On January 23, 2006 and pursuant to the Purchase Agreement, Spirent acquired 100 percent of the outstanding shares of SwissQual for total consideration up to approximately $70.5 million. Approximately $39.8 million in cash was paid at the close of the transaction with an additional $9.0 million put into escrow to secure certain indemnification obligations. The escrow is expected to be released within 24 months. In addition, up to $21.8 million in contingent consideration may be paid within 24 months upon satisfaction of certain performance and other requirements.

Comarco received approximately $6.7 million of the closing consideration, net of transaction costs, for its 18 percent ownership interest in SwissQual and may receive 18 percent, up to an additional $5.5 million, of any escrow distribution and contingent consideration, within 24 months. Additionally, in connection with this transaction, SwissQual declared a one-time dividend of which Comarco’s share is approximately $0.5 million.

SwissQual is expected to continue as the exclusive reseller of Comarco’s Seven. Five product platform for the European marketplace for a 12-month period. Prior to the transaction, Comarco owned an 18 percent equity interest SwissQual as a result of a $1.1 million investment that Comarco made in SwissQual in July 2001.

The press release announcing the execution of the Purchase Agreement is incorporated herein to this current report on Form 8-K by reference and a copy of the press release is attached hereto as Exhibit 99.1. The press release announcing the closing of the transactions contemplated by the Purchase Agreement is incorporated herein to this current report on Form 8-K by reference and a copy of the press release is attached hereto as Exhibit 99.2

Item 2.01.    Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure made under Item 1.01 of this current report on Form 8-K, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement dated January 22, 2006

99.1	Press release of Comarco, Inc. dated January 23, 2006

99.2	Press release of Comarco, Inc. dated January 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
(Registrant)

Date January 25, 2006	/s/ Daniel R. Lutz
(Signature)
Daniel R. Lutz Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Stock Purchase Agreement dated January 22, 2006

99.1	Press release of Comarco, Inc. dated January 23, 2006

99.2	Press release of Comarco, Inc. dated January 24, 2006